                                                                     Exhibit 1.1


                             DAL-TILE INTERNATIONAL INC.



                   Shares of Common Stock, Par Value $.01 per Share
                            of Dal-Tile International Inc.



                              INDEMNIFICATION AGREEMENT

                                             June __, 1998




The Underwriters named on
Schedules I and II hereto
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     In order to induce the several Underwriters named on Schedule I hereto (the "SECONDARY SHARES UNDERWRITERS") and the several Underwriters named on Schedule II hereto (the "PEPS UNDERWRITERS," and together with the Secondary Shares Underwriters, the "UNDERWRITERS") to enter into the Underwriting Agreement with Armstrong World Industries, Inc. ("AWI") dated May __, 1998 (the "UNDERWRITING AGREEMENT"), and in consideration of good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Shareholders Agreement dated December 29, 1995 (as amended July 15, 1996, the "SHAREHOLDERS AGREEMENT") by and among Dal-Tile International Inc., a Delaware corporation ("DAL-TILE"), AEA Investors Inc., DTI Investors LLC ("DTI Investors"), AWI, Armstrong Enterprises, Inc. and Armstrong Cork Finance Corporation, Dal-Tile enters into this Agreement with the Underwriters in connection with the filing for registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of up to ___ shares (which number includes up to ______ shares to cover over-allotments) of Common Stock, par value $.01, of Dal-Tile ("COMMON STOCK"). Of these shares of Common Stock, (i) up to ________ shares (which number includes up to ______ shares to cover over-allotments) are being offered for sale by AWI as selling shareholder in connection with the offer and sale of its ____________ __% Participating Exchangeable Premium Securities due _______, 2001 (the "PEPS") (in exchange for which PEPS, the holders of such PEPS at maturity thereof may receive Common Stock pursuant to the terms of the PEPS) (such shares, the "PEPS SHARES"), and
(ii) ________ shares (which number includes up to ______ shares to cover over-allotments) are being offered for sale by AWI as selling shareholder (such shares the "SECONDARY SHARES," and together with the PEPS Shares, the "SHARES").

     Pursuant to the Shareholders Agreement, Dal-Tile has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "DAL-TILE REGISTRATION STATEMENT" and the prospectus in the form first used to confirm sales of Secondary Shares (the "SECONDARY SHARES PROSPECTUS") and the prospectus (the "PEPS SHARES PROSPECTUS") in the form included as an exhibit in the AWI Prospectus first used to confirm sales of PEPS is hereinafter referred to as a "DAL-TILE PROSPECTUS." The term "Dal-Tile preliminary prospectus" means a preliminary prospectus relating to either the Secondary Shares or the PEPS Shares. As used herein, the terms "Dal-Tile Prospectus" and "Dal-Tile preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. If Dal-Tile has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 DAL-TILE REGISTRATION STATEMENT"), then any reference herein to the term "DAL-TILE REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Dal-Tile Registration Statement.

     AWI has filed with the Commission, and the Commission has declared effective, a registration statement, including a prospectus, relating to, among other securities, certain debt securities of AWI and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "AWI PROSPECTUS SUPPLEMENT") specifically relating to the PEPS pursuant to Rule 424 under the Securities Act. The term "AWI REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC AWI PROSPECTUS" means the prospectus included in the AWI Registration Statement. The term "AWI PROSPECTUS" means the Basic AWI Prospectus together with the AWI Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the PEPS, together with the Basic AWI Prospectus. As used herein, the terms "Basic AWI Prospectus," "AWI Prospectus" and "the AWI preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein.

     The terms "supplement," "amendment" and "amend" as used herein shall include all documents subsequently filed by AWI or Dal-Tile with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") that are deemed to be incorporated by reference in the AWI Prospectus or either Dal-Tile Prospectus, respectively.

     1. REPRESENTATIONS AND WARRANTIES OF DAL-TILE. Dal-Tile represents and warrants to and agrees with each of the Underwriters that:

          (a) The Dal-Tile Registration Statement has become effective; no stop order suspending the effectiveness of the Dal-Tile Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of Dal-Tile, threatened by the Commission.

          (b) (i)Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in each Dal-Tile Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,(ii) the Dal-Tile Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,(iii) the Dal-Tile Registration Statement and each Dal-Tile Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) each Dal-Tile Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Dal-Tile Registration Statement or either Dal-Tile Prospectus based upon information relating to any Underwriter furnished to Dal-Tile in writing by such Underwriter through you expressly for use therein.

          (c) Dal-Tile has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Dal-Tile Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          (d) (i) Each "significant subsidiary" (as that term is used in Rule 1.02(w) of Regulation S-X under the Securities Act) of Dal-Tile, which for purposes of this Agreement shall be deemed to include, without limitation,

     Dal-Tile Group Inc., Dal-Tile Corporation, Inc. and Dal-Tile Mexico S.A. de C.V., (each a "MATERIAL SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Dal-Tile Prospectus and, to the extent applicable under foreign law, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole;(ii) all of the issued shares of capital stock of each Material Subsidiary of Dal-Tile (x) have been duly and validly authorized and issued, are fully paid and non-assessable and (y) except as provided by the Bank Credit Agreement dated August 14, 1996 and as amended June 19, 1997 and September 30, 1997, among Dal-Tile and the banks signatory thereto (the "Credit Agreement"), are owned directly or indirectly by Dal-Tile, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by Dal-Tile.

          (f) The authorized capital stock of Dal-Tile conforms as to legal matters to the description thereof contained in each Dal-Tile Prospectus.

          (g) The outstanding shares of Common Stock (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights.

          (h) The execution and delivery by Dal-Tile of, and the performance by Dal-Tile of its obligations under, this Agreement will not contravene any provision of (i) applicable law or (ii) the certificate of incorporation or by-laws of Dal-Tile or (iii) any agreement or other instrument binding upon Dal-Tile or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Dal-Tile or any subsidiary, except where, in the case of clauses (i), (iii) and
     (iv), such contravention would not, individually or in the aggregate, have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Dal-Tile of its obligations under this Agreement, except such as have been obtained under the Securities

     Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Dal-Tile and its subsidiaries, taken as a whole, from that set forth in each Dal-Tile Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) Other than as set forth in each of the Dal-Tile Prospectuses, there are no legal or governmental proceedings pending or, to the knowledge of Dal-Tile, threatened to which Dal-Tile or any of its subsidiaries is a party or to which any of the properties of Dal-Tile or any of its subsidiaries is subject that are required to be described in the Dal-Tile Registration Statement or either Dal-Tile Prospectus and are not so described or any contracts or other documents that are required to be described in the Dal-Tile Registration Statement or either Dal-Tile Prospectus or to be filed as exhibits to the Dal-Tile Registration Statement that are not described or filed as required.

          (k) Each preliminary prospectus filed as part of the Dal-Tile Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) Dal-Tile is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m) Dal-Tile and its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          To the best of Dal-Tile's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          (n) Except as described in the Dal-Tile Registration Statement and each Dal-Tile Prospectus (including the description of the Shareholders Agreement), there are no contracts, agreements or understandings between Dal-Tile and any person granting such person the right to require Dal-Tile to file a registration statement under the Securities Act with respect to any securities of Dal-Tile or to require Dal-Tile to include such securities with the Shares registered pursuant to the Dal-Tile Registration Statement. No such rights, if any, were exercised in connection with the sale of the Shares except by AWI.

          (o) Except as disclosed in the Dal-Tile Registration Statement and each Dal-Tile Prospectus, subsequent to the respective dates as of which information is given in the Dal-Tile Registration Statement and each Dal-Tile Prospectus,(i) Dal-Tile and its subsidiaries have not incurred any liability or obligation, direct or contingent that is material to Dal-Tile and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business that is material to Dal-Tile and its subsidiaries, taken as a whole;(ii) Dal-Tile has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends;(iii) there has not been any material change in the capital stock, short-term debt or long-term debt of Dal-Tile and its consolidated subsidiaries; and (iv) there has not been any development having or which could reasonably be expected to have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          (p) Dal-Tile and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially adversely affect Dal-Tile and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by Dal-Tile and its subsidiaries taken as a whole; and any real property and buildings held under lease by Dal-Tile and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Dal-Tile and its subsidiaries.

          (q) No material labor dispute with the employees of Dal-Tile or any of its subsidiaries exists, or, to the knowledge of Dal-Tile, is imminent; and Dal-Tile is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          (r) Dal-Tile and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities ("PERMITS") necessary to conduct their respective businesses, and neither Dal-Tile nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on Dal-Tile and its subsidiaries, taken as a whole.

          (s) Dal-Tile maintains with respect to itself and each of its subsidiaries a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) All of the outstanding shares of capital stock of Dal-Tile Group have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Dal-Tile, free and clear of all liens, encumbrances, equities or claims;

     2. AGREEMENTS OF DAL-TILE (CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS UNDER THE UNDERWRITING AGREEMENT).

          (a) Dal-Tile agrees that it will not, for a period of 90 days following the date of this Agreement, without the prior written consent of

     Morgan Stanley & Co. Incorporated,(i) offer, pledge, loan, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (except through gifts to persons who agree in writing to be bound by the restrictions of this paragraph), or
     (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the ownership of shares of Common Stock, whether any such transaction described in clause
     (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by Dal-Tile of shares of Common Stock or options to purchase Common Stock under existing stock option and stock purchase plans. Dal-Tile agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated (which consent shall not be unreasonably withheld), during the period ended 90 days after the date following this Agreement it will not file a registration statement with the Commission for an offering of Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock other than the filing of a registration statement on Form S-8 or an equivalent form.

          (b) Dal-Tile shall deliver to the Underwriters on the Closing Date (as defined in the Underwriting Agreement) a certificate, dated the Closing Date and signed by an executive officer of Dal-Tile, to the effect that the representations and warranties of Dal-Tile contained in this Agreement are true and correct as of the Closing Date and that Dal-Tile has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (with such exceptions and modifications as such officer may deem appropriate).

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) Dal-Tile shall use reasonable efforts to ensure that the Underwriters shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for Dal-Tile, dated the Closing Date, to the effect that:

               (i) Dal-Tile is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Dal-Tile Prospectus;

               (ii) Dal-Tile Group Inc., a Delaware corporation ("Dal-Tile Group"), is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Dal-Tile Prospectus;

               (iii) the authorized capital stock of Dal-Tile is as set forth in each Dal-Tile Prospectus under the caption, "Capitalization";

               (iv) the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (v) all of the outstanding shares of capital stock of Dal-Tile Group have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Dal-Tile;

               (vi) this Agreement has been duly authorized, executed and delivered by Dal-Tile;

               (vii) the execution and delivery by Dal-Tile of, and the performance by Dal-Tile of its obligations under, this Agreement do not and will not (a) contravene any provision of the Restated Certificate of Incorporation or Restated By-Laws of Dal-Tile or Dal-Tile Group Inc., (b) contravene, result in a breach of or constitute a default under the Credit Agreement or any other agreement or instrument binding upon Dal-Tile (or any of its Subsidiaries) (1) that is listed as an exhibit to the Dal-Tile Registration Statement or Dal-Tile's Annual Report on Form 10-K for the fiscal year ended January 3, 1998 or (2) that is listed as an exhibit to any document filed with the Commission subsequent to January 3, 1998 and prior to the date of this opinion that is incorporated or deemed to be incorporated in the Registration Statement or (c) violate (1) any present statute, rule or regulation of any governmental agency or authority of the United States of America or the State of New York or any present provision of the General Corporation Law of the State of Delaware (the "DGCL") applicable to Dal-Tile, or (2) any judgment, decree or order of any court or governmental agency or body of the United States of America or the State of New York or of the State of Delaware pursuant to the DGCL set forth in the Officers' Certificate to be attached to such opinion; PROVIDED, HOWEVER, that such counsel need express no opinion with respect to any violation, breach or default not ascertainable from the face of any such agreement, instrument, judgment, decree or order, or arising under or based upon any cross-default provision insofar as such violation relates to a default under an agreement that is not referred to in subclause (1) or (2) of clause (b) above or arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

               (viii) No consent, approval, authorization, order, qualification of or registration with any court or government agency of the United States of America or the States of New York or Delaware (as it relates to the General Corporation Law of the State of Delaware) is required for the performance by Dal-Tile of its obligations hereunder (except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws) in connection with the sale of the Shares;

               (ix) the statements (A) in each Dal-Tile Prospectus under the captions ["Principal and Selling Shareholders--Shareholders Agreement,"] "Description of Capital Stock," "Description of Second Amended Credit Agreement,"and (B) [in the Dal-Tile Registration Statement in Item 15] in each case insofar as such statements constitute summaries of the legal matters and documents referred to therein, fairly present the information disclosed therein in all material respects;

               (x) Dal-Tile is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended and;

               (xi) (a) The Dal-Tile Registration Statement and each of the Dal-Tile Prospectuses (in each case excluding the documents incorporated or deemed to be incorporated by reference therein), as of their respective effective or issue dates (other than the financial statements, the notes and schedules thereto and the other financial information included therein or omitted therefrom, as to which we express no opinion), each appeared on its face to be responsive as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (b) the documents incorporated or deemed to be incorporated by reference in the Dal-Tile Prospectus (other than the financial statements, the notes and schedules thereto and the other financial information included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, each appeared on its face to be responsive as to form in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

               In addition, such counsel shall state that in the course of the preparation by Dal-Tile of the Dal-Tile Registration Statement and each Dal-Tile Prospectus, such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, Dal-Tile, at which the contents of the Dal-Tile Registration Statement and each Dal-Tile Prospectus were discussed.
     Between the date of the effectiveness of the Dal-Tile registration Statement and the time of delivery of such opinion, such counsel attended additional conferences with certain of the officers and representatives of Dal-Tile, at which the contents of each Dal-Tile Prospectus were discussed to a limited extent. Such counsel shall state that, given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel shall not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Dal-Tile Registration Statement or the Dal-Tile Prospectuses, except as set for the in paragraph (ix) above. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, Dal-Tile, such counsel shall state that no facts have come to their attention that have caused them to believe that the Dal-Tile Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that either Dal-Tile Prospectus, as of [insert pricing date], 1998, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, such counsel shall state that no facts have come to their attention in the course of the procedures described in the second sentence of this paragraph that cause them to believe that each Dal-Tile Prospectus, as of the date and time of delivery of this letter, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Such counsel shall state that they express no view or belief, however, with respect to financial statements, the notes or schedules thereto or other financial information included in or incorporated by reference into or omitted from the Dal-Tile Registration Statement or each Dal-Tile Prospectus.

          (d) Dal-Tile shall use reasonable efforts to ensure that the Underwriters shall have received on the Closing Date an opinion of Mark A. Solls, Esq.,Vice-President, Secretary and General Counsel of Dal-Tile, dated the Closing Date, to the effect that:

               (i) Dal-Tile is duly qualified to transact business and is in good standing in each jurisdiction listed on the attached Schedule III;

               (ii) Dal-Tile Group is duly qualified to transact business and is in good standing in each jurisdiction listed on the attached
          Schedule IV; and

               (iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which Dal-Tile or any of its subsidiaries is a party or to which any of the properties of Dal-Tile or any of its subsidiaries is subject that are required to be described in the Dal-Tile Registration Statement or either the Dal-Tile Prospectus and are not so described or of any contracts or other documents that are required to be described in the Dal-Tile Registration Statement or either Dal-Tile Prospectus or to be filed as exhibits to the Dal-Tile Registration Statement that are not described or filed as required.

          (e) Dal-Tile shall use reasonable efforts to ensure that the Underwriters shall have received on the Closing Date an opinion of Consultoria Juridicia Mercantil, S.A. de C.V., counsel for Materiales Ceramicos, S.A. de C.V. and Dal-Tile Mexico, S.A. de C.V., dated the Closing Date, to the effect that:

               (i) each of Dal-Tile Mexico, S.A. de C.V. and Materiales Ceramicos, S.A. de C.V. (the "MEXICAN SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Dal-Tile Registration Statement and each Dal-Tile Prospectus; and (x) all the outstanding shares of capital stock of each of the Mexican Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and (y) all the outstanding shares of capital stock of each of the Mexican Subsidiaries are owned by Dal-Tile directly or indirectly (except for directors' qualifying shares in the case of the Mexican Subsidiaries), free and clear of any lien, encumbrances, claim or equity;

               (ii) none of the Mexican Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws or other organizational documents, or (B) to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Dal-Tile Prospectuses;

               (iii) neither the execution, delivery or performance by Dal-Tile of this Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or default under, the certificate of incorporation or bylaws or other organizational documents of any of the Mexican Subsidiaries or any agreement, indenture, lease or other instrument to which any of the Mexican Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Dal-Tile Registration Statement, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, encumbrance, equity or claim upon any property or assets of any of the Mexican Subsidiaries, nor will any such action result in any violation of any existing Mexican rule, law, regulation, ruling, judgment, injunction, order or decree known to such counsel after reasonable inquiry, and applicable to any of the Mexican Subsidiaries, or any of their respective properties;

               (iv) to the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Dal-Tile Prospectuses, there are no legal or governmental proceedings pending or threatened against any of the Mexican Subsidiaries, or to which any of the Mexican Subsidiaries, or any of their respective property, is subject;

               (v) to the best knowledge of such counsel after reasonable inquiry, (A) none of the Mexican Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of the Mexican Subsidiaries or of any decree of any Mexican court or governmental agency or body having jurisdiction over any of the Mexican Subsidiaries and (B) each of the Mexican Subsidiaries has such Permits as are necessary to own their respective properties and to conduct their respective business in the manner described in the Dal-Tile Prospectuses; and each of the Mexican Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit;

               (vi) each of the Mexican Subsidiaries has good and marketable title to all property (real and personal) described in the Dal-Tile Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Dal-Tile Registration Statement and the Dal-Tile Prospectuses or in a document filed as an exhibit to the Dal-Tile Registration Statement and all the property described in the Dal-Tile Prospectuses as being held under lease by each of the Mexican Subsidiaries is held by it under valid, subsisting and enforceable leases;

               (vii) each of the Mexican Subsidiaries has filed all material tax returns required by Mexican law to be filed, which returns are true, complete and correct, and no such Mexican Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto; and

               (viii) except as described in the Dal-Tile Registration Statement and Dal-Tile Prospectuses, the Mexican Subsidiaries (i) are in compliance in all material respects with Mexican Environmental Laws (as hereinafter defined) and (ii) have received, and are in compliance in all material respects with all terms and conditions of, all material permits, licenses, authorizations or other approvals required of them under Mexican Environmental Laws to conduct their respective businesses; and

               (ix) except as described in the Dal-Tile Registration Statement and Dal-Tile Prospectuses, there are no past or present actions (including on-site and off-site disposal of Mexican Hazardous Substances (as hereinafter defined)), omissions or conditions regarding the Mexican Subsidiaries or any real property upon which any of them conduct their respective business operations that have formed, or are reasonably likely to form, the basis of any material claim or violation against any of the Mexican Subsidiaries (including releases or discharges of Mexican Hazardous Substances) under Mexican Environmental Laws.

               As used herein, "Mexican Environmental Laws" means any and all applicable Mexican laws, regulations, rules, ordinances, judgments or decrees relating to the protection of human health, safety or the environment, the preservation of natural resources, or to Hazardous Substances. As used herein, "Mexican Hazardous Substances" means any and all explosive, radioactive, hazardous, toxic or otherwise dangerous materials, pollutants, contaminants or wastes regulated pursuant to Mexican Environmental Laws.

               (x) to the best knowledge of such counsel, no labor problem exists with employees of any Mexican Subsidiary or is imminent that could adversely affect the Mexican Subsidiaries.

          The opinions of Fried, Frank, Harris, Shriver & Jacobson, Mark A. Solls and Consultoria Juridicia Mercantil, S.A. de C.V. described in Sections 2(c) and 2(e) above shall be rendered to the Underwriters at the request of Dal-Tile (and of Materiales Ceramicos, S.A. de C.V. and Dal-Tile Mexico, S.A. de C.V., in the case of the opinion of Consultoria Juridicia Mercantil, S.A. de C.V.), and shall so state therein.

          (f) Dal-Tile shall use reasonable efforts to ensure that the Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Dal-Tile Registration Statement and the Dal-Tile Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) Dal-Tile shall use reasonable efforts to ensure that the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of Dal-Tile relating to sales and certain other dispositions of shares of Common Stock or certain other securities, be delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (h) Dal-Tile shall use reasonable efforts to ensure that the Underwriters shall have received on each Option Closing Date (as defined in the Underwriting Agreement) such documents as you may reasonably request with respect to the good standing of Dal-Tile, the due authorization and issuance of the Additional Secondary Shares (as defined in the Underwriting Agreement) and the Shares underlying the Additional PEPS (as defined in the Underwriting Agreement), as the case may be, and other matters related to the offering of the Additional Secondary Shares and the Additional PEPS, as the case may be.

     3. ADDITIONAL COVENANTS OF DAL-TILE. In further consideration of the agreements of the Underwriters herein contained, Dal-Tile further covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, 4 signed copies of the Dal-Tile Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Dal-Tile Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(c) below, as many copies of each Dal-Tile Prospectus and any supplements and amendments thereto or to the Dal-Tile Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Dal-Tile Registration Statement or either Dal-Tile Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters either Dal-Tile Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement such Dal-Tile Prospectus in order to make the statements therein, in the light of the circumstances when such Dal-Tile Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable judgment of the Company or in the opinion of counsel for the Underwriters, it is necessary to amend or supplement such Dal-Tile Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to Dal-Tile) to which Secondary Shares or PEPS may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to such Dal-Tile Prospectus so that the statements in such Dal-Tile Prospectus as so amended or supplemented will not, in the light of the circumstances when such Dal-Tile Prospectus is delivered to a purchaser, be misleading or so that such Dal-Tile Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to Dal-Tile's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning on the first day of the first full fiscal quarter after the Closing Date that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          4. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, Dal-Tile agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of accountants and counsel for Dal-Tile and counsel for AWI in connection with the registration and delivery of the Secondary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Dal-Tile Registration Statement, any Dal-Tile preliminary prospectus, each Dal-Tile Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (iv) all costs and expenses incident to listing the Shares on the NYSE, (v) the costs and charges of any transfer agent, registrar or depositary for the Shares, (vi) the costs and expenses of Dal-Tile relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of Dal-Tile, travel and lodging expenses of the representatives and officers of Dal-Tile and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (vii) all other costs and expenses incident to the performance of the obligations of Dal-Tile hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 5 and the last paragraph of Section 7 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that Dal-Tile and AWI may otherwise have for the allocation of such expenses among themselves.

          5. INDEMNITY AND CONTRIBUTION.(a) Dal-Tile agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Dal-Tile Registration Statement or any amendment thereof, any Dal-Tile preliminary prospectus or any Dal-Tile Prospectus (as amended or supplemented if Dal-Tile shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to Dal-Tile in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if Dal-Tile shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by Dal-Tile's [failure to promptly deliver any supplement or amendment to either Dal-Tile Prospectus or the Dal-Tile Registration Statement].[DISCUSS].

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Dal-Tile, the directors of Dal-Tile, the officers of Dal-Tile who sign the Dal-Tile Registration Statement and each person, if any, who controls Dal-Tile within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Dal-Tile Registration Statement or any amendment thereof, any Dal-Tile preliminary prospectus or any Dal-Tile Prospectus (as amended or supplemented if Dal-Tile shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to Dal-Tile in writing by such Underwriter through you expressly for use therein.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Dal-Tile, its directors, its officers who sign the Dal-Tile Registration Statement and each person, if any, who controls Dal-Tile within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for Dal-Tile, and such directors, officers and control persons of Dal-Tile, such firm shall be designated in writing by Dal-Tile. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (other than with respect to requests for reimbursement of an indemnified party contested in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 5(a) or 5(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Secondary Shares or PEPS, as the case may be, or (ii) if the allocation provided by clause 5(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Dal-Tile on the one hand and the Underwriters on the other hand in connection with the offering of the Secondary Shares or PEPS, as the case may be, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) of the Secondary Shares or the PEPS, as the case may be, received by AWI and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Secondary Shares Prospectus or the AWI Prospectus, bear to the aggregate public offering price of the Dal-Tile Shares or the PEPS, as the case may be. The relative fault of Dal-Tile on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Dal-Tile or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective number of Secondary Shares or PEPS, as the case may be, they have agreed to purchase under the Underwriting Agreement, and not joint.

          (e) Dal-Tile and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Secondary Shares or PEPS, as the case may be, underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
     Section 5 and the representations, warranties and other statements of Dal-Tile contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or Dal-Tile, its officers or directors or any person controlling Dal-Tile and (iii) acceptance of and payment for any of the Secondary Shares or PEPS.

          6. TERMINATION. This Agreement shall be subject to termination by notice given by you to Dal-Tile, if you elect to terminate the Underwriting Agreement pursuant to Section 8 thereof.

          7. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of Dal-Tile to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Dal-Tile shall be unable to perform its obligations under this Agreement, Dal-Tile will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement, the Underwriting Agreement or the offerings contemplated hereunder or thereunder.

          8. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     10. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                        Very truly yours,

                                        DAL-TILE INTERNATIONAL INC.



                                        By:
                                            -------------------------------
                                            Name:
                                            Title:


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Acting on behalf of itself and the
  several Underwriters named in
  Schedule I and Schedule II hereto.

MORGAN STANLEY & CO. INCORPORATED



By:
   ------------------------------
   Name:
   Title:

                                                                      SCHEDULE I



               UNDERWRITER
-------------------------------------------

Morgan Stanley & Co. Incorporated . . . . .

Lazard Freres & Co. LLC . . . . . . . . . .

Smith Barney Inc. . . . . . . . . . . . . .

[NAMES OF OTHER UNDERWRITERS] . . . . . . .

                                                                     SCHEDULE II


               UNDERWRITER
-------------------------------------------

Morgan Stanley & Co. Incorporated . . . . .

Lazard Freres & Co. LLC . . . . . . . . . .

Smith Barney Inc. . . . . . . . . . . . . .

[NAMES OF OTHER UNDERWRITERS] . . . . . . .

                                                                    SCHEDULE III

                                                                     SCHEDULE IV

                                                                       EXHIBIT A


                               [FORM OF LOCK-UP LETTER]


                                        ____________, 1998

The Underwriters named in Schedules I
     and II to the Indemnification Agreement
(as defined below)
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") together with the several Underwriters (the "UNDERWRITERS") named in the schedules to the Indemnification Agreement (as defined below) propose to enter into an Indemnification Agreement (the "INDEMNIFICATION AGREEMENT") with Dal-Tile International Inc., a Delaware corporation ("DAL-TILE"), relating to the public offering by Armstrong World Industries, Inc. ("AWI") of up to __ shares of the Common Stock, $.01 par value, of Dal-Tile ("COMMON STOCK") deliverable upon maturity of AWI's __% Premium Exchangeable Participating Securities due ____ 2001, and up to ______ shares of Common Stock (the "SECONDARY SHARES") to be sold by AWI in a concurrent public offering (collectively, the "PUBLIC OFFERINGS").

     To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, [it] [he] will not, during the period ending 90 days after the date of the final prospectuses relating to the Public Offerings (the "DAL-TILE PROSPECTUSES"), [for so long as he remains a director or executive officer of Dal-Tile,] (1) offer, pledge, loan, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (each, a "TRANSFER"), directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities all then owned by the undersigned or are thereafter acquired directly from Dal-Tile), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by
delivery of Common Stock or such other securities, in cash or otherwise.   In
addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, [it] [he] will not, during the period commencing on the date hereof and ending 90 days after the date of the Dal-Tile Prospectuses, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding anything to the contrary in the foregoing, the consent of Morgan Stanley shall not be required for (i) any Transfer by the undersigned to (A) any affiliate of the undersigned, or (B) any member of the undersigned's immediate family, or to a trust for the benefit of the undersigned or any member of the undersigned's immediate family, provided that any such transferee shall agree in writing, prior to or contemporaneously with such Transfer, to be bound by the provisions of this agreement to the same extent as the undersigned, and (ii) any pledge by the undersigned of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, to secure indebtedness, provided that the pledgee shall agree in writing, prior to or contemporaneously with such pledge, to be bound by the provisions of this agreement to the same extent as the undersigned. The undersigned further agrees that Dal-Tile may note such restrictions on the books and records of Dal-Tile.

     Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions. Each Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between AWI and the Underwriters.

                                        Very truly yours,



                                        ----------------------------------------
                                        (Name)

                                        ----------------------------------------
                                        (Address)